Exhibit 5.1

Clark Hill LLP
1055 West Seventh Street, Suite 2400
Los Angeles, CA 90017
T (213) 891-9100
F (213) 488-1178

clarkhill.com

February 2, 2021

JanOne Inc.

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Attn: Tony Isaac, CEO

Dear Mr. Isaac:

We have acted as special securities counsel for JanOne Inc., a Nevada corporation (the “Company”), in connection with the issuance of up to 571,428 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Shares are included in a Registration Statement on Form S-3 (File No. 333-251645) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on December 29, 2020, a base prospectus, dated December 23, 2020, included in the Registration Statement at the time it was originally declared effective (the “Base Prospectus”), and a prospectus supplement, dated January 29, 2021, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement”; together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to a Securities Purchase Agreement, dated January 29, 2021, between the Company and certain purchasers party thereto (the “Securities Purchase Agreement”). The form of Securities Purchase Agreement was filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the Prospectus. In connection with the opinion expressed herein, we have examined such documents, records, and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement, the Base Prospectus, and the Prospectus Supplement; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, including to establish the sale price of the Shares; (iv) the Securities Purchase Agreement; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

JanOne Inc.

Tony Isaac

February 2, 2021

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of the Shares: (i) the Registration Statement is effective under the Securities Act and the rules and regulations promulgated thereunder, and such effectiveness has not been terminated or rescinded, and complied with all applicable laws; (ii) the Prospectus Supplement relating to the Shares being offered was prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and complied with all applicable laws; (iii) inasmuch as the Shares being offered are to be sold pursuant to the Underwriting Agreement, such Underwriting Agreement, in the form filed as an exhibit to the Registration Statement, was duly authorized, executed, and delivered by the Company and the other parties thereto, and constitutes a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and the Shares offered and sold pursuant thereto were offered and sold in accordance with the terms thereof; (iv) the Shares being offered will be issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, the Prospectus, and the Prospectus Supplement relating to the Shares being offered; (v) any applicable listing or other requirements of the Nasdaq Stock Market have been complied with; (vi) with respect to the Shares issued and sold, there will be sufficient shares of Common Stock authorized and available for issuance, and that the consideration for the issuance and sale of the Shares is in an amount that is not less that the par value of the Common Stock; and (vii) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and shall have the necessary power and authority to issue and sell the Shares.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, if the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and sale of the Shares, including the terms of the offering thereof and related matters in accordance with the Securities Purchase Agreement and the applicable purchase or similar agreement therefor, and when issued and paid for as described in the Prospectus, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid, and non-assessable.

Our opinion herein is expressed solely with respect to the federal laws of the United States of America and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

JanOne Inc.

Tony Isaac

February 2, 2021

This opinion is for your benefit in connection with the Registration Statement, the Base Prospectus, and the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated February 2, 2021, as filed with the Commission on February 2, 2021, which is incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Base Prospectus, or the Prospectus Supplement, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement, the Base Prospectus, or the Prospectus Supplement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Clark Hill LLP